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                                                                   EXHIBIT 23(4)

                                    CONSENT

  I hereby consent to the reference to me under the caption "The Merger--Terms of the Merger--Directors and Principal Officers of MGM Grand" in the Proxy Statement on Schedule 14A of Primadonna Resorts, Inc. ("Primadonna") and in the Prospectus forming a part of the Registration Statement on Form S-4 of MGM Grand, Inc. relating to the merger acquisition of Primadonna by MGM Grand.

Date: January 19, 1999
                                              /s/ Gary E. Primm
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                                                 Gary E. Primm